WLR&K DRAFT 8/9/95
                                                          Exhibit 4.3(i)
















                          COMMON STOCK WARRANT AGREEMENT


                                     between


                               HECLA MINING COMPANY


                                       and


                                            , as Warrant Agent

                              Dated







                                TABLE OF CONTENTS

                                                                    Page

                                   ARTICLE ONE

                      ISSUANCE OF WARRANTS AND EXECUTION AND
                         DELIVERY OF WARRANT CERTIFICATES

         SECTION 1.01    Issuance of Warrants.....................    1
         SECTION 1.02    Execution and Delivery of
                           Warrant Certificates...................    2
         SECTION 1.03    Issuance of Warrant Certificates.........    3
         SECTION 1.04    Temporary Warrant Certificates...........    4


                                   ARTICLE TWO

                       WARRANT PRICE, DURATION AND EXERCISE
                                   OF WARRANTS

         SECTION 2.01    Warrant Price............................    4
         SECTION 2.02    Adjustments in Warrant Price.............    5
         SECTION 2.03    Duration of Warrants.....................   13
         SECTION 2.04    Exercise of Warrants.....................   14


                                  ARTICLE THREE

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES

         SECTION 3.01    No Rights as Warrant Securityholder
                           Conferred by Warrants or Warrant
                           Certificates...........................   16
         SECTION 3.02    Lost, Stolen, Mutilated or Destroyed
                           Warrant Certificates...................   16
         SECTION 3.03    Holder of Warrant Certificate
                           May Enforce Rights.....................   17


                                   ARTICLE FOUR

                  EXCHANGE AND TRANSFERS OF WARRANT CERTIFICATES

         SECTION 4.01    Exchange and Transfers of Warrant
                           Certificates...........................   17
         SECTION 4.02    Treatment of Holders of Warrant
                           Certificates...........................   18
         SECTION 4.03    Cancellation of Warrant Certificates.....   19






                                                                    Page


                                   ARTICLE FIVE

                           CONCERNING THE WARRANT AGENT

         SECTION 5.01    Warrant Agent............................   19
         SECTION 5.02    Conditions of Warrant Agent's
                           Obligations............................   20
         SECTION 5.03    Resignation, Removal and Appointment
                           of Successor...........................   22


                                   ARTICLE SIX

                             ACCELERATION OF WARRANTS

         SECTION 6.01    Acceleration.............................   23
         SECTION 6.02    Acceleration of Portion of Warrants......   24
         SECTION 6.03    Notice ..................................   24
         SECTION 6.04    Time of Acceleration.....................   24


                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         SECTION 7.01    Notice ..................................   24
         SECTION 7.02    Notices and Demands to the Company
                           and Warrant Agent......................   25
         SECTION 7.03    Amendment................................   26
         SECTION 7.04    Saturdays, Sundays, Holidays, etc........   26
         SECTION 7.05    Applicable Law...........................   26
         SECTION 7.06    Obtaining of Governmental Approvals......   26
         SECTION 7.07    Delivery of Prospectus...................   27
         SECTION 7.08    Persons Having Rights Under Warrant
                           Agreement..............................   27
         SECTION 7.09    Headings.................................   27
         SECTION 7.10    Counterparts.............................   27
         SECTION 7.11    Inspection of Agreement..................   28
         SECTION 7.12    Successors and Assigns...................   28


         TESTIMONIUM..............................................   29
         SIGNATURE AND SEALS......................................   29

         EXHIBIT A - Form of Warrant Certificate..................  A-1














                               HECLA MINING COMPANY

                         Common Stock Warrant Agreement*


                   THIS WARRANT AGREEMENT, dated as of ________________, is between HECLA MINING COMPANY, a Delaware corporation (here-inafter called the "Company"), and _____________________, as Warrant Agent (herein called the "Warrant Agent").

                   WHEREAS, the Company proposes to sell [if Warrants are sold with other securities -- [title of such other securi-ties being offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase Common Stock, par value $0.25 per share, of the Company (the "Warrant Securities"), such warrant certificates and other war-rant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provi-sions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                   NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE ONE

                      ISSUANCE OF WARRANTS AND EXECUTION AND
                         DELIVERY OF WARRANT CERTIFICATES

         SECTION 1.01   Issuance of Warrants.

                   [If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered
         _____________________
         *    Complete or modify the  provisions of this Warrant
         Agreement as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered Securities. Monetary units may be in U.S. dollars or in foreign currency or currencies (including composite currencies) or currency unit or units.







         Securities and Warrants -- Warrants shall be [initially] issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after _________ (the "Detachable Date")] [and shall not be separately transferable], and each Warrant Certificate shall evidence one or more War-rants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Security. [If Offered Securities and Warrants -- Warrant Certificates shall be initially issued in units with the Offered Securities, and each Warrant Certificate included in such a unit shall evidence __________ Warrants for each [$_______________ in principal amount] [______ shares] of Offered Securities included in such unit.]

         SECTION 1.02   Execution and Delivery of Warrant
                        Certificates.

                   Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated ____________________ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, litho-graphed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclu-sive evidence of such approval), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursu-ant thereto or with any rule or regulation of any stock ex-change on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corpo-rate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                   No Warrant Certificate shall be valid for any pur-pose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Com-pany shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.











                   In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

                   The term "holder" or "holder of a Warrant Certifi-cate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Securities and Warrants are not immediately detachable -- or upon the register of the Offered Securities prior to the Detachable Date. Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such informa-tion as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date].

                   [If Warrants are issuable as a Global Warrant -- "Global Warrant" means a Warrant that evidences all or part of the Warrants and is authenticated and delivered to, and regis-tered in the name of, the Depositary for such Warrants or a nominee thereof. "Depositary" means, with respect to Warrants issuable in whole or in part in the form of one or more Global Warrants, a clearing agency that the Company designates to act as Depositary.]

         SECTION 1.03   Issuance of Warrant Certificates.

                   Warrant Certificates evidencing the right to purchase an aggregate not exceeding ________ Warrant Securities (except as provided in Sections 1.04, 2.04(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time there-after. The Warrant Agent shall, upon receipt of Warrant Cer-tificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to _______ Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certifi-cates, the Warrant Agent shall countersign a Warrant










         Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously counter-signed Warrant Certificates or in connection with their trans-fer, as hereinafter provided.

         SECTION 1.04   Temporary Warrant Certificates.

                   Pending the preparation of definitive Warrant Cer-tificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, tem-porary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such insertions, omissions, sub-stitutions and other variations as the officers executing such Warrant Certificate may determine are appropriate, as evidenced by their execution of such Warrant Certificates.

                   If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be pre-pared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certifi-cates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ___________________], without charge to the holder. Upon sur-render for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certifi-cates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.


                                   ARTICLE TWO

                           WARRANT PRICE, DURATION AND
                               EXERCISE OF WARRANTS

         SECTION 2.01   Warrant Price.

                   During the period from ______________, through and including ___________________, each Warrant shall entitle the holder thereof, subject to the provisions of this Agreement, to purchase from the Company the number of Warrant Securities stated in the Warrant Certificate at the exercise price of $__________ [at least $0.25, the par value of the Common Stock], subject to adjustment as provided in Section 2.02.









         Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." Other than as provided in Section 2.02 herein, no adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant.

         SECTION 2.02   Adjustments in Warrant Price.

                   The Warrant Price, the number of shares purchasable upon exercise of the Warrants and the number of Warrants out-standing shall be subject to adjustment as follows:

                   (a) In case the Company shall (1) pay a dividend or make a distribution on its Common Stock in shares of Com-mon Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares, or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company (includ-ing any such reclassification in connection with a con-solidation or merger in which the Company is the surviving company), then in each such case the Warrant Price in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Com-mon Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following such action had such Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Subsection (a) shall become effective immediately after the record date for such action, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection
              (a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capi-tal stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement certified by a corporate officer and filed by the Company with the Warrant Agent) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or shares of Com-mon Stock and other capital stock.

                   (b) In case the Company shall issue rights or war-rants to all holders of its outstanding shares of Common Stock (which rights or warrants are not available









              on an equivalent basis to holders of Warrants) entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to Subsection (d) of this Section) of the Common Stock, then the Warrant Price in effect immediately prior thereto shall be adjusted (subject to the limitations contained in Subsection (f) of this Section) so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the record date for the deter-mination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the numbers of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase; provided, how-ever, that no adjustment shall be made if the Company issues or distributes to the holders of the Warrants the rights or warrants which such holders would have been entitled to receive had the Warrants been exercised prior to the record date mentioned below. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the close of business on the record date for the determination of stockholders entitled to receive such rights or war-rants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or war-rants, upon the expiration of such rights or warrants the Warrant Price shall be readjusted to the Warrant Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase.

                        In determining whether any rights or warrants
              entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any









              consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Company with the Warrant Agent). Notwithstanding the foregoing, any adjustments to the Warrant Price with respect to the preferred stock pur-chase rights (the "Rights") of the Company associated with the shares of Common Stock, which Rights are governed by a Rights Agreement dated as of [________ __, 19__], as amended (the "Rights Agreement"), or similar rights or warrants adopted or issued subsequent to the date hereof shall be made when such Rights or similar rights or war-rants are exercised. If after the Distribution Date (as defined in the Rights Agreement or a similar date defined in a similar agreement), holders exercising Warrants are not entitled to receive the Rights or similar rights or warrants which would otherwise be attributable (but for the date of exercise) to the shares of Common Stock received upon such exercise, then adjustment to the War-rant Price shall be made under this subsection as if the Rights or similar rights or warrants were then issued to holders of Common Stock. If such an adjustment is made and the Rights or similar rights or warrants are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Warrant Price, on an equitable basis, to take account of such event. However, the Company may elect to provide that such shares of Common Stock issuable upon exercise of the Warrants, whether or not issued after the Distribution Date for such Rights or such similar date for such similar rights or warrants, will be accompanied by the Rights or such simi-lar rights or warrants which would otherwise be attribut-able (but for the date of exercise) to such shares of Com-mon Stock, in which event the preceding two sentences shall not apply.

                        (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock (including any such distribution made in con-nection with a consolidation or merger in which the Company is the surviving company), evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Com-pany and dividends or distributions payable in stock for which adjustment is made pursuant to Subsection (a) of this Section) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Subsection (b) of this Section), then in each such case the Warrant Price shall be adjusted









              (subject to the limitations contained in Subsection (f) of this Section) so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share (as determined pursuant to Subsec-tion (d) of this Section) of the Common Stock less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be con-clusive and shall be described in a statement filed by the Company with the Warrant Agent) of the portion of the cap-ital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants appli-cable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                        (d) For the purpose of any computation under Subsections (b) and (c) of this Section, the current mar-ket price per share of Common Stock on any date shall be deemed to be the average of the market price ("Market Price") for the shorter of (1) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination or (2) the period commencing on the date next succeeding the first public announcement of the issu-ance of such rights or warrants or such distribution through such last full trading day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (i) the record date for determining stock-holders entitled to receive the rights, warrants or dis-tributions referred to in Subsections (b) and (c) of this Section or (ii) the commencement of "exdividend" trading on the exchange or market referred to below. The Market Price for each day shall be the last reported sales price regular way or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the New York Stock Exchange Composite Tape or, if not listed on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as pub-lished by The New York Stock Exchange, Inc. ("NYSE") or if such last sale price is not so published by NYSE or if









              no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as pub-lished by NYSE. If the shares of Common Stock are not listed or admitted to trading on a national securities exchange or quoted by NYSE, the determination of Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the Board of Direc-tors of the Company. For the purposes of this Subsection
              (d), trading day shall mean a day on which the securities exchange specified for purposes of this Subsection (d) shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

                        (e)  In any case in which this Section shall
              require that an adjustment be made immediately following a record date or an effective date, the Company may elect to defer until the actual occurrence of such event issuing to the holder of any Warrant exercised after such record date or effective date the shares of Common Stock issuable upon such exercise over and above the shares of Common Stock issuable upon such exercise on the basis of the Warrant Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                        (f) No adjustment in the Warrant Price shall be made for the issuance of shares of capital stock pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Company in effect at the time hereof or any other similar plan adopted or imple-mented hereafter. No adjustment in the Warrant Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustments which by reason of this Subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the near-est 1-1000th of a share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Warrant Price, in addition to those required by this Section, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of









              shares, distribution of rights to purchase stock or secu-rities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipients. Except as set forth in Subsections (a), (b) and (c) above, the Warrant Price shall not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, prop-erty or services.

                        (g) Whenever the Warrant Price is adjusted as herein provided, (1) the Company shall promptly file with the Warrant Agent a certificate setting forth the Warrant Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of comput-ing the same, which certificate shall be conclusive evi-dence of the correctness of such adjustment, and (2) the Company shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of Warrants a notice stating that the Warrant Price has been adjusted and setting forth the adjusted Warrant Price. The Warrant Agent shall not be under any duty or responsibility with respect to the certificate required by this Subsection (g) except to exhibit the same to any holder of Warrants who requests to inspect it.

                        (h) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) of this Section, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

                        (i) The Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Warrant Price is so decreased, the Company shall mail to the holders of the Warrants a notice of the decrease at least 15 days before the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period it will be in effect, and the Company shall cause to be published similar notice at least once in a newspaper of general circulation in The City of New York, New York, and such other cities where securities exchanges









              are located on which the Warrants and/or Warrant Securi-ties are listed, at least 15 days before the date the decreased Warrant Price takes effect.

                        (j)  In case:

                             (1)  the Company shall take any action
                   which would require an adjustment in the Warrant Price pursuant to Subsection (c) of this Section; or

                             (2)  the Company shall authorize the grant-
                   ing to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                             (3)  there shall be any reorganization or
                   reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a party or any statutory ex-change of securities with another corporation and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substan-tially all of the assets of the Company; or

                             (4)  there shall be a voluntary or involun-
                   tary dissolution, liquidation or winding-up of the Company;

              then in each such case the Company shall cause to be given to the holders of the Warrants and the Warrant Agent, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution, rights or warrants are to be determined, or (ii) the date on which such reorganiza-tion, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect









              therein shall not affect the legality or validity of the proceedings described in Clauses (1), (2), (3) or (4) of this Subsection (j).

                        (k) Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party (other than a merger or con-solidation in which the Company is the continuing corpora-tion and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, or for the securities or other property of another corporation), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another cor-poration (other than in connection with a merger or acqui-sition), then lawful provision shall be made by the corpo-ration formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Company (collectively the "Formed, Sur-viving or Acquiring Corporation"), as the case may be, providing that the holder of each Warrant shall have the right thereafter, during such period as the Warrant is exercisable, upon payment of the Warrant Price in effect immediately prior to such consolidation, merger, statutory exchange, sale or transfer, to purchase upon exercise of the Warrant the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer by a holder of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such con-solidation, merger, statutory exchange, sale or transfer assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or trans-fer (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Sub-section (k) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer for each non-electing share









              shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

                        The above provisions of this Subsection (k)
              shall similarly apply to successive consolidations, merg-ers, statutory exchanges, sales or transfers. If neces-sary, appropriate adjustment shall be made in the applica-tion of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliver-able on the exercise of the Warrants. The Company shall not effect any such consolidation, merger, sale or trans-fer, unless prior to or simultaneously with the consumma-tion thereof, the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer shall assume, by written instru-ment, the obligation to deliver to the holder of each War-rant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 2.02.

                        (l) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of the Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares purchased pursuant to the Warrants so exercised. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the exercise of any Warrant, the Company shall pay to the holder of such Warrant an amount in cash (computed to the nearest cent) equal to the Market Price (as defined in Subsection (d) of this Section) on the business day next preceding the day of exercise multiplied by the fractional interest that otherwise would have been deliverable upon exercise of such Warrant.

         SECTION 2.03   Duration of Warrants.

                   Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [___________] and at or before 5 P.M., New York City time, on _________________ or such later date as the Company may desig-nate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the









         record books of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such War-rant under this Agreement shall cease.

         SECTION 2.04   Exercise of Warrants.

                   (a) During the period specified in Section 2.03, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in [lawful money of the United States of America] [applicable currency] [in cash or by certified check or official bank check or by bank wire trans-fer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at ___________________], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it [if non-dollar denominated funds -- or in such other account designated by the Company] and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writ-ing.

                   (b) The Warrant Agent shall, from time to time, as promptly as reasonably practicable, advise the Company of (1) the number of Warrants exercised, (2) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (3) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (4) such other information as the Company shall reasonably require.

                   (c) As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is









         entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exer-cised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

                   (d) Issuance of certificates for the Warrant Securi-ties upon the exercise of the Warrants shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrantholder or in such name or names as may be directed by the Warrantholder; provided, however, that in the event certificates for the Warrant Securities are to be issued in a name other than the name of the Warrantholder, the Warrant Certificate when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant Certificate duly executed by the Warrantholder; and provided further, that upon any transfer involved in the issuance or delivery of any cer-tificates for the Warrant Securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                   The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer of the Warrant Securities, and shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                   (e) Prior to the issuance of any Warrants there shall have been reserved, and the Company shall at all times keep reserved, out of its authorized but unissued Warrant Secu-rities, a number of shares sufficient to provide for the exer-cise of the Warrant Certificates. The issuance of a Warrant Certificate shall constitute full authority to the Company's officers who are charged with the duty of executing stock cer-tificates and to any Transfer Agent for the Company to execute and issue the necessary certificates for the Warrant Securities upon the exercise of the purchase rights under the Warrant Cer-tificate.













                                  ARTICLE THREE

                      OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES

         SECTION 3.01   No Rights as Warrant Securityholder
                        Conferred by Warrants or Warrant
                        Certificates.

                   No Warrant Certificates or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

         SECTION 3.02   Lost, Stolen, Mutilated or Destroyed
                        Warrant Certificates.

                   Upon receipt by the Warrant Agent of evidence reason-ably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Cer-tificate and of indemnity reasonably satisfactory to the War-rant Agent and the Company and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or muti-lated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed War-rant Certificate shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.
         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.












         SECTION 3.03   Holder of Warrant Certificate May
                        Enforce Rights.

                   Notwithstanding any of the provisions of this Agree-ment, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such hold-er's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evi-denced by such holder's Warrant Certificate in the manner pro-vided in such holder's Warrant Certificate and in this Agree-ment.


                                   ARTICLE FOUR

                  EXCHANGE AND TRANSFERS OF WARRANT CERTIFICATES

         SECTION 4.01   Exchange and Transfers of Warrant
                        Certificates.

                   [If Offered Securities with Warrants that are imme-diately detachable -- Upon] [If Offered Securities with War-rants that are not immediately detachable -- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security [on the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date, upon] surrender at the corporate trust office of the Warrant Agent [or __________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be regis-tered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at _________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or __________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the









         Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Cer-tificates, but the Company may require payment of a sum suffi-cient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually coun-tersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certifi-cate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligation of the Company, evi-dencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

                   [If Warrants are issuable as a Global Warrant Not-withstanding any other provision in this Agreement, no Global Warrant may be transferred to, or registered or exchanged for Warrants registered in the name of, any person other than the Depositary for such Global Warrant or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Warrant, (ii) the Company exe-cutes and delivers to the Warrant Agent a written order exe-cuted by the Company that such Global Warrant shall be so transferable, registerable and exchangeable, and such transfers shall be registrable, or (iii) there shall have occurred and be continuing an event of default with respect to the Warrants evidenced by such Global Warrant. Notwithstanding any other provision in this Agreement, a Global Warrant to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be regis-tered and exchanged for Warrants registered only in the name or names of, such person or persons as the Depositary for such Global Warrant shall have directed and no transfer thereof other than such a transfer may be registered.]

         SECTION 4.02   Treatment of Holders of Warrant
                        Certificates.

                   [If Offered Securities and Warrants are not immedi-ately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of









         any Offered Securities as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the con-trary notwithstanding. After the Detachable Date and prior to the due presentment of a Warrant Certificate for registration of transfer,] [t][T]he Company and the Warrant Agent and all other persons may treat the registered holder of a Warrant Cer-tificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwith-standing.

         SECTION 4.03   Cancellation of Warrant Certificates.

                   Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.


                                   ARTICLE FIVE

                           CONCERNING THE WARRANT AGENT

         SECTION 5.01   Warrant Agent.

                   The Company hereby appoints _______________ as the Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the condi-tions herein set forth, and _______________________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.













         SECTION 5.02   Conditions of Warrant Agent's
                        Obligations.

                   The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the fol-lowing to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                   (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) reasonably incurred without negligence or bad faith by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harm-less against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of such lia-bility.

                   (b) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                   (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and pro-tection in respect of any action reasonably taken, suf-fered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                   (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certifi-cate, affidavit, statement or other paper or document rea-sonably believed by it to be genuine and to have been pre-sented or signed by the proper parties.

                   (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the









              same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agree-ment shall be deemed to prevent the Warrant Agent from acting as trustee under any indentures.

                   (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                   (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

                   (h) No Responsibility for Representations. The War-rant Agent shall not be responsible for any of the recit-als or representations herein or in the Warrant Certifi-cates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                   (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Com-pany of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pur-suant to this Agreement or for the application by the Com-pany of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of a receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the general-ity of the foregoing, any duty or responsibility to ini-tiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.









         SECTION 5.03   Resignation, Removal and Appointment
                        of Successor.

                   (a) The Company agrees, for the benefit of the hold-ers from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                   (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resigna-tion shall become effective; provided that such date shall be not less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall con-tinue to the extent set forth therein, notwithstanding the res-ignation or removal of the Warrant Agent.

                   (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of act-ing, or shall be adjudged bankrupt or insolvent, or shall com-mence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a re-ceiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its prop-erty or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an invol-untary case under the Federal bankruptcy laws, as now or here-after constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquida-tor, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public









         officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, con-servation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Com-pany by an instrument in writing, filed with the successor War-rant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                   (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment here-under, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all mon-ies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                   (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or sub-stantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execu-tion or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE SIX

                             ACCELERATION OF WARRANTS

         SECTION 6.01   Acceleration.

                   At any time on or after _________, the Company shall have the right to accelerate any or all Warrants at any time by causing them to expire at the close of business on the day next preceding a specified date (the "Acceleration Date"), if the Market Price (as determined in Section 2.02(d)) of the Common Stock equals or exceeds _____ percent of the then effective









         Warrant Price, adjusted as if no changes in such Warrant Price had been made pursuant to Section 2.02, on any 20 trading days within a period of 30 consecutive trading days ending no more than five trading days prior to the date on which the Company gives notice to the Warrant Agent of its election to accelerate the Warrants.

         SECTION 6.02   Acceleration of Portion of Warrants.

                   In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

         SECTION 6.03   Notice.

                   Notice of an acceleration specifying the Acceleration Date shall be sent by mailing such notice first class, postage prepaid, to each registered holder of a Warrant Certificate representing a Warrant accelerated to such holder's address appearing on the Warrant register not more than [60 days nor less than 30 days] before the Acceleration Date. [Such notice of an acceleration also shall be given no more than [20 days, and no less than 10 days], prior to the mailing of notice to registered holders of Warrant pursuant to this Section, by pub-lication at least once in a newspaper of general circulation in The City of New York, New York, and in such other cities where securities exchanges are located on which the Warrants and/or Warrant Securities are listed if any. Such costs of publica-tion will be paid by the Company.]

         SECTION 6.04   Time of Acceleration.

                   Any Warrant accelerated may be exercised until 5 P.M. New York City time on the business day next preceding the Acceleration Date. The Warrant Price shall be payable as pro-vided in this Agreement.


                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         SECTION 7.01   Notice.

                   Any notices required or permitted to be given here-under shall be in writing (including telegraphic, telex or fac-simile transmission) and shall be duly given if (i) personally delivered or sent by telegraph, telex or facsimile,










         and (ii) mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:


                   If to the Company:

                                  Hecla Mining Company
                                  6500 Mineral Drive
                                  Coeur d'Alene, Idaho  83814
                                  Attention:  Vice President and
                                    General Counsel
                                  Facsimile No. (208) 769-4159

                   If to the Warrant Agent:

                                  ______________________________
                                  ______________________________
                                  ______________________________
                                  Facsimile No. ________________

                   [If to the Warrantholder:

                                  At the address as it appears on the
                                  books of the Warrant Agent [or on the
                                  register of the Offered Securities
                                  prior to the Detachable Date], or if
                                  such Warrantholder shall have filed
                                  with the Warrant Agent a written
                                  request that notices intended for such
                                  Warrantholder be mailed to some other
                                  address, at the address designated in
                                  such request.]

                   All such notices shall be effective: (i) if mailed or personally delivered, when received, or (ii) if sent by telegraph, telex or facsimile, when sent with evidence of transmission. The address to which notices hereunder should be sent may be changed by any party by giving notice of such change to the others in the manner provided in this Agreement.

         SECTION 7.02   Notices and Demands to the Company and
                        Warrant Agent.

                   If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Cer-tificate pursuant to the provisions of the Warrant Certifi-cates, the Warrant Agent shall promptly forward such notice or demand to the Company.











         SECTION 7.03   Amendment.

                   This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correct-ing or supplementing any defective provision contained herein, or making any other provisions with respect to matters or ques-tions arising under this Agreement as the Company and the War-rant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the interests of the holders of the Warrant Certificates. The Company and the Warrant Agent may also supplement or amend the Warrant Agree-ment in any other respect with the approval of the holders of a majority in number of the Warrants then outstanding; however, no such supplement or amendment may (i) shorten the expiration date of the Warrants, (ii) increase the then effective Warrant Price or reduce the number of shares to be received upon exer-cise of a Warrant, (iii) change the provisions set forth in Sections 2.02 and 6.01 hereof, or (iv) change the percentage of the holders of Warrant Certificates who must consent to such amendment or supplement, without the consent of each holder affected thereby.

         SECTION 7.04   Saturdays, Sundays, Holidays, etc.

                   If the last or appointed day for the taking of any action or the expiration of any right required or granted pur-suant to this Agreement or the Warrant Certificates shall be a Saturday, Sunday or legal holiday in the United States, then such action may be taken or such right may be exercised on the next succeeding business day that is not a legal holiday.

         SECTION 7.05   Applicable Law.

                   The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of
         __________________.

         SECTION 7.06   Obtaining of Governmental Approvals.

                   The Company will from time to time take all reason-able actions necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under Federal and state laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended (the "Securities Act")), which may be or become requisite in connection with the









         issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                   If there is no effective registration statement in respect of the Warrants and Warrant Securities under the Secu-rities Act, no Warrantholder may sell or transfer any or all of such Warrants or Warrant Securities, as the case may be, with-out first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and pro-spectus delivery requirements of the Securities Act.

         SECTION 7.07   Delivery of Prospectus.

                   If the issuance and sale of the Warrant Securities are registered under the Securities Act, the Company will fur-nish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver a Prospectus to the holder of the Warrant Certificate evidencing such warrant prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

         SECTION 7.08   Persons Having Rights Under
                        Warrant Agreement.

                   Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         SECTION 7.09   Headings.

                   The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 7.10   Counterparts.

                   This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to










         be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 7.11   Inspection of Agreement.

                   A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Cer-tificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

         SECTION 7.12   Successors and Assigns.

                   All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.










































                   IN WITNESS WHEREOF, Hecla Mining Company and
         ________________ have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.

                                       HECLA MINING COMPANY



                                       By
                                           Name:
                                           Title:


         Attest:



         By
             Name:
             Title:


                                       [Warrant Agent]



                                       By
                                           Name:
                                           Title:


         Attest:



         By
             Name:
             Title:











                                                          WLR&K DRAFT
                                                          8/9/95
                                                          Exhibit 4.3(j)

                                                          Exhibit A




                           FORM OF WARRANT CERTIFICATE*

                          [Face of Warrant Certificate]
         [Form of Legend if Offered Securities with War-     Prior to          , this Warrant Certificate can-
         rants that are not immediately detachable.          not be transferred or exchanged unless attached to
                                                             a [Title of Offered Securities].]

         [Form of Legend if Warrants are not immediately     Prior to          , Warrants evidenced by this
         exercisable.                                        Warrant Certificate cannot be exercised.]

                     EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                         WARRANT AGENT AS PROVIDED HEREIN

                               HECLA MINING COMPANY
                               WARRANTS TO PURCHASE
                                   COMMON STOCK

             VOID AFTER 5 P.M., NEW YORK CITY TIME, ON

         No.                                                    Warrants

                   This certifies _________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [if Offered Securities with Warrants that are not immediately detachable --, subject to the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 5 P.M., New York City time, on __________________ and] on or before 5 P.M., New York City time, on ________________, _____________ shares of Common Stock
         (the "Warrant Securities"), of Hecla Mining Company (the "Com-pany") on the following basis: [during the period from ____________, through and including _____________, each Warrant shall entitle the holder thereof, subject to the provisions of the Warrant Agreement under which these Warrants are issued, to purchase from the Company the number of Warrant Securities stated above in this Warrant Certificate at the exercise price of $___________, during the period from __________, through and including _________________,] the exercise price of each War-rant will be ____________ (the "Warrant Price"), subject to such adjustments as provided in Section 2.02 of the Warrant Agreement (as defined below). Other than as provided in Sec-tion 2.02 of the Warrant Agreement, no adjustment shall be made for any dividends on any Warrant Securities issuable upon exer-cise of any Warrant. The holder may exercise the Warrants evi-denced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the


                                       A-1
         _____________________
         *    For Common Stock.







         United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next-day] funds, the Warrant Price for each Warrant exercised to the War-rant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of War-rant Agent], or its successor as warrant agent (the "Warrant Agent"), [or ____________], which is, on the date hereof, at the address specified on the reverse hereof, and upon compli-ance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                   The term "holder" as used herein shall mean [if Offered Securities with Warrants that are not immediately detachable --, prior to ________ (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01 of the Warrant Agreement.

                   Any whole number of Warrants evidenced by this War-rant Certificate may be exercised to purchase Warrant Securi-ties in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                   This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _____________ (the "Warrant Agreement") by and between the Company and the Warrant Agent and is subject to the terms and provisions con-tained in the Warrant Agreement, to all of which terms and pro-visions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _____________].

                   [If Offered Securities with Warrants that are not immediately detachable -- Prior to ________________, this War-rant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] (the "Offered Securi-ties") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunc-tion with, an exchange or transfer of such Offered Security. After such date, transfer] [if Offered Securities with Warrants that are immediately detachable -- Transfer] of this Warrant









         Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or ___________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writ-ing, in the manner and subject to the limitations provided in the Warrant Agreement.]

                   [If Offered Securities with Warrants that are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Securities with War-rants which are immediately detachable or Warrant alone -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certifi-cate may be exchanged at the corporate trust office of the War-rant Agent [or ____________] for Warrant Certificates repre-senting the same aggregate number of Warrants.

                   This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securi-ties, including, without limitation, the right to receive pay-ments of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.







































                   This Warrant Certificate shall not be valid or oblig-atory for any purpose until countersigned by the Warrant Agent.

                   Dated as of                         .

                                       HECLA MINING COMPANY


                                       By
                                          Name:
                                          Title:
         Attest:


         By
            Name:
            Title:


         Countersigned:



            As Warrant Agent


         By
            Authorized Signature






























                         [REVERSE OF WARRANT CERTIFICATE]

                       INSTRUCTIONS FOR EXERCISE OF WARRANT

                   To exercise the Warrants evidenced hereby, the holder of this Warrant Certificate must pay in United States dollars [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price in full for each of the Warrants exercised to [insert name of Warrant Agent] [Corporate Trust Department] [insert address of Warrant Agent],
         Attn.              [or                 ], which [payment] [wire
         transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, such holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or regis-tered mail is recommended) to the Warrant Agent at the appro-priate address set forth below. This Warrant Certificate, com-pleted and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

                   The undersigned hereby irrevocably elects to exercise ______ Warrants, evidenced by this Warrant Certificate, to pur-chase ______ shares of Common Stock (the "Warrant Securities") of Hecla Mining Company and represents that the undersigned has tendered payment for such Warrant Securities in Dollars [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in [im-mediately available] [next-day] funds to the order of Hecla Mining Company, c/o [insert name and address of Warrant Agent], in the amount of _______ in accordance with the terms hereof. The undersigned requests that said amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

                   If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.
















         Dated:                                 Name

                                                Address


         [Insert Social Security or Other
         Identifying Number of Holder     (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of this
         Signature Guaranteed             Warrant Certificate and must bear a
                                          signature guarantee by a bank, trust
                                          company or member broker of the New
                                          York Stock Exchange)

          The Warrants evidenced hereby may be exercised at the following addresses:

         By hand at




         By mail at




                [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing
                    unexercised Warrants -- complete as appropriate.]





























                                    ASSIGNMENT

                   [FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER
                  DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY]

                   FOR VALUE RECEIVED
         hereby sells, assigns and transfers unto


         (Please print name)             (Please insert social security
                                         or other identifying number)


         (Address)



         (City, including zip code)

         the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

         Dated:



                                                   Signature

                                         (Signature must conform in all
                                         respects to name of holder as
                                         specified on the face of this
                                         Warrant Certificate and must
                                         bear a signature guarantee by a
                                         bank, trust company or member
                                         broker of the New York Stock
                                         Exchange)

         Signature Guaranteed

                               ]









                                       A-7